



                                                        Three Months Ended                Six Months Ended
                                                   ------------------------------    ----------------------------
                                                     June 30,         June 30,        June 30,        June 30,
                                                       1998             1997            1998            1997
                                                   -------------    -------------    ------------    ------------

Basic net income per common share computation:
   Income available to common shareholders            $  37,576        $  25,689       $  59,130       $  48,776
                                                   -------------    -------------    ------------    ------------
   Average common shares outstanding                    110,301          106,118         109,701         105,634
                                                   =============    =============    ============    ============
   Basic net income per common share                  $    0.34        $    0.24       $    0.54       $    0.46
                                                   =============    =============    ============    ============

Diluted net income per common share computation
   Income available to common shareholders            $  37,576        $  25,689       $  59,130       $  48,776
   Interest paid on convertible debt, net of tax            928              928           1,856           1,856
benefit
                                                   -------------    -------------    ------------    ------------
   Income available to common shareholders and
      assumed conversions                             $  38,504        $  26,617       $  60,986       $  50,632
                                                   -------------    -------------    ------------    ------------
   Average common shares outstanding                    110,301          106,118         109,701         105,634
   Incremental shares from assumed conversions:
      Convertible debt                                    7,599            7,599           7,599           7,599
      Stock options                                       3,984            3,382           3,815           3,458
                                                   -------------    -------------    ------------    ------------
Diluted average common shares outstanding               121,884          117,099         121,115         116,691
                                                   -------------    =============    ============    ============
Diluted net income per common share                    $   0.32        $    0.23       $    0.50       $    0.43
                                                   =============    =============    ============    ============

